EXHIBIT 99.1

Joseph Darling Named CEO and Director of Anika Therapeutics

Dr. Charles Sherwood to retire after 20 years of innovation and leadership at the Company

BEDFORD, Mass., March 05, 2018 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced the appointment of Joseph Darling as Chief Executive Officer, succeeding Dr. Charles Sherwood, who will retire as Chief Executive Officer and a director of Anika on March 9, 2018, after almost 20 years of service. Mr. Darling, who succeeded Dr. Sherwood as Anika’s President in July 2017, will serve as Chief Executive Officer, President and a director of Anika.

“First, I would like to thank Chuck Sherwood for his close to two decades of commitment to Anika and for establishing Anika as a global innovator in joint health and tissue repair,” said Joseph Bower, Chairman of Anika’s Board of Directors. “Chuck Sherwood built Anika as we know it. As CEO for 15 years, he has delivered outstanding product innovation and development and operational, commercial, and financial achievements. Chuck has worked tirelessly and successfully to position the Company well as it enters its next phase of growth. His contributions to Anika and its constituents are too numerous to recount, and he leaves a clear and positive legacy. We wish him all the best in his retirement.”

“Among the most important responsibilities of a CEO is preparing for succession. That process began almost two years ago with discussions between Chuck Sherwood and the Board followed by an extensive search. The handing of the CEO mantle to Joe Darling reflects Anika’s evolution to a new and exciting phase of direct commercial activity, driven by a series of novel technologies that can both disrupt and expand the growing need for non-opioid joint pain solutions and more effective orthopedic regenerative healing technologies,” continued Dr. Bower.

President and newly named CEO Joseph Darling said, “Anika is at the cusp of transformational growth. It is an honor and a great opportunity to lead such a talented group of people as we seek to invest in and deliver a series of novel and impactful new treatments to the global orthopedic community over the coming years. Our mandate going forward is clear - we plan to make Anika’s HA-based solutions a standard of care for a number of the most common conditions associated with aging and injury. By achieving that goal through the U.S. launch of CINGAL and other innovative therapies, along with driving financial value associated with a direct commercial effort, we believe we will position the Company to accelerate revenue and earnings growth over the next several years and beyond.”

Mr. Darling joined Anika as President in July 2017, bringing more than 20 years of extensive experience in executive management and leadership from publicly-traded, commercial-stage companies, including Abbott Laboratories, Baxter Healthcare, Smith & Nephew, CONMED, and Wyeth-Ayerst. Most recently, Mr. Darling held executive leadership positions with two small privately held orthopedic companies. Prior to these roles, Mr. Darling held senior level executive positions at CONMED Corporation, a global, publicly-held, diversified medical device company, as Global President of its wholly-owned subsidiary, Linvatec Corporation, and as Executive Vice President of Global Corporate Commercial Operations. At CONMED, Mr. Darling led five global business units with approximately $760 million in annual revenues and re-energized the organizational efforts in sales, marketing, R&D, and business development activities that allowed the company to expand its portfolio of product offerings to its customers. Mr. Darling oversaw the launch and commercialization of many key new products while at Linvatec including several new sports medicine technologies in the shoulder (Shoulder Restoration System, Y-Knot Shoulder Anchor line), along with new products in the knee and hip joints. Before joining CONMED, Mr. Darling was Senior Vice President and General Manager for the sports medicine and biologics business at Smith & Nephew, where he played an important role in defining a global strategy that propelled the company to a leadership position in the sports medicine field. While at Smith & Nephew, Mr. Darling and his team were pioneers in developing the Hip Arthroscopy space from a commercial perspective. Mr. Darling launched his career at Abbott Laboratories where he was involved in the commercialization efforts of many pharmaceutical products in the neuroscience, antimicrobial, cardiovascular, and HIV treatment space. While at Abbott Laboratories, he held management positions in sales and marketing before joining Wyeth-Ayerst Pharmaceuticals in roles of marketing for the pain and inflammation and women’s healthcare franchises. He later joined Baxter Healthcare as a Vice President of marketing and health systems. Mr. Darling holds a Bachelor of Arts in Political Science from Syracuse University.

About Anika Therapeutics, Inc.

Anika Therapeutics, Inc. (NASDAQ:ANIK) is a global, integrated orthopedic medicines company based in Bedford, Massachusetts. Anika is committed to improving the lives of patients with degenerative orthopedic diseases and traumatic conditions with clinically meaningful therapies along the continuum of care, from palliative pain management to regenerative tissue repair. The Company has over two decades of global expertise developing, manufacturing, and commercializing more than 20 products based on its proprietary hyaluronic acid (HA) technology. Anika's orthopedic medicine portfolio includes ORTHOVISC, MONOVISC, and CINGAL, which alleviate pain and restore joint function by replenishing depleted HA, and HYALOFAST, a solid HA-based scaffold to aid cartilage repair and regeneration. For more information about Anika, please visit www.anikatherapeutics.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, MONOVISC, and ORTHOVISC are our registered trademarks. This press release may contain registered marks, trademarks and trade names that are the property of other companies.

Forward-Looking Statements

The statements made in the third and fourth paragraphs of this press release, which are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, those relating to the Company's direct commercial activity, use of novel technologies, delivery of new orthopedic treatments, launch of CINGAL and other therapies, and revenue and earnings growth. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to: (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries: Anika Therapeutics, Inc. Sylvia Cheung, 781-457-9000 Chief Financial Officer	For Media Inquiries: Pure Communications Sonal Vasudev, 917-523-1418 sonal@purecommunicationsinc.com